Exhibit 10.2

GUARANTY

GUARANTY AGREEMENT (this “Guaranty”), dated as of March 23, 2015, by and among the Persons listed on the signature pages hereof under the caption “Guarantors”(together with any other entity that becomes a guarantor hereunder pursuant to Section 15 hereof, the “Guarantors” and each, a “Guarantor”) and Barclays Bank PLC, as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Interim Loan Agreement referred to below).

Reference is made to that certain Interim Loan Agreement, dated as of March 23, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Interim Loan Agreement”), by and among Tenet Healthcare Corporation, a Nevada corporation (the “Borrower”), the Lenders (as defined in the Interim Loan Agreement) from time to time party thereto and the Administrative Agent. Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Interim Loan Agreement.

The Lenders have agreed to make certain Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Interim Loan Agreement. Each Guarantor is a Subsidiary of the Borrower and acknowledges that it has derived and will derive substantial benefit from such Loans made by the Lenders to the Borrower. As consideration therefor and in order to induce the Lenders to make such Loans, each Guarantor is willing to execute this Guaranty.

Accordingly, the parties hereto agree as follows:

1. Guaranty. Each Guarantor hereby, unconditionally and irrevocably, guarantees to the Lenders the full and prompt payment when due, whether at stated maturity, upon acceleration, demand or otherwise, and at all times thereafter, of the Obligations and the punctual performance of all of the terms contained in the documents executed by the Borrower in favor of the Lenders in connection with the Obligations. This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection.

2. Rights of Lenders. Each Guarantor consents and agrees that the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as each Lender may determine in its sole discretion; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

3. Certain Waivers. Each Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lenders) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Lenders to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in each Lender’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by the Lenders; (f) any fact or circumstance related to the Obligations which might otherwise constitute a defense to the obligations of such Guarantor under this Guaranty and (g) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Obligations have been fully performed and indefeasibly paid in full in cash.

Each Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of each Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

4. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

5. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any Commitments of the Lenders or Loans provided by the Lenders with respect to the Obligations are terminated (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Obligations, whether matured or unmatured.

6. Subordination of Guaranty to Guarantor Senior Debt. Each Guarantor covenants and agrees, and the Lenders through the Administrative Agent, by its acceptance hereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 6, the obligations of each Guarantor under its Guaranty are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined below) of each Guarantor. The provisions of this Section 6 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantor Senior Debt is rescinded or must otherwise be returned by a holder of Guarantor Senior Debt upon any Guarantor Proceeding (as defined below) or otherwise, all as though such payment had not been made.

For purposes of this Guaranty, “Guarantor Senior Debt” means with respect to any Guarantor, such Guarantor’s Guarantee of (i) the Existing LC Facility, the Secured Notes and the Existing Credit Agreement and (ii) any other Debt to the extent, in the case of clause (ii), such Guarantee is not subordinated in right of payment to any other Guarantee by such Guarantor and was incurred in compliance with Section 8.3 of the Interim Loan Agreement.

(a) Payment Over of Proceeds Upon Dissolution, Etc. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Guarantor, then and in any such event specified in clause (i), (ii) or (iii) above (each such event, if any, herein sometimes referred to as a “Guarantor Proceeding”) the holders of Guarantor Senior Debt shall be entitled to receive or retain payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of all Guarantor Senior Debt before the Lenders are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any obligations in respect of this Guaranty (including any interest accruing on or after the filing of any Guarantor Proceeding relating to a Guarantor, whether or not allowed in such Guarantor Proceeding) or on account of any purchase or other acquisition of Loans by any Guarantor or any Subsidiary of a Guarantor (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a “Guarantee Payment”), and to that end the holders of Guarantor Senior Debt shall be entitled to receive, for application to the payment thereof, any Guarantee Payment which may be payable or deliverable in respect of this Guaranty in any such Guarantor Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section 6(a), any Lender shall have received any Guarantee Payment before all Guarantor Senior Debt of a Guarantor is paid in full in cash or cash equivalents and if such fact shall, at or prior to the time of a Guarantee Payment, have been made known to such Lender, then and in such event such Guarantee Payment shall be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of such Guarantor for the application to the payment of all Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay the Guarantor Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

For purposes of this Section 6 only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of any Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Guarantor Senior Debt to substantially the same extent as, or to a greater extent than, the Guaranty of the Guarantors are so subordinated as provided in this Section 6.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another Person or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 8.05 of the Interim Loan Agreement shall not be deemed a Guarantor Proceeding for the purposes of this Section 6 if the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 8.05 of the Interim Loan Agreement.

(b) No Payment When Guarantor Senior Debt in Default. In the event that any Guarantor Senior Payment Default (as defined below) shall have occurred and be continuing, then no Guarantee Payment shall be made unless and until such Guarantor Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Guarantor Senior Debt shall have been paid in full in cash or cash equivalents. “Guarantor Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on Guarantor Senior Debt when due, whether at the due date of any such payment or by declaration of acceleration or call for redemption.

Upon the occurrence of a Guarantor Senior Non-Payment Default (as defined below) and receipt of written notice by the applicable Guarantor of the occurrence of such Guarantor Senior Non-Payment Default from any holder of Guarantor Senior Debt (or any trustee, agent or other representative for such holder) which is the subject of such Guarantor Senior Non-Payment Default, no payments on account of principal of, premium, if any, or Guarantee Payment may be made during a period (the “Guarantor Payment Blockage Period”) commencing on the date of the receipt by such Guarantor of such notice and ending the earlier of (i) the date on which such Guarantor Senior Non-Payment Default shall have been cured or waived or ceased to exist or all Guarantor Senior Debt which was the subject of such Guarantor Senior Non-Payment Default shall have been paid in full in cash or cash equivalents and (ii) the 179th day after the date of the receipt of such notice. No Guarantor Senior Non-Payment Default that existed or was continuing on the date of the commencement of a Guarantor Payment Blockage Period may be made the basis of the commencement of a subsequent Guarantor Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Guarantor Senior Non-Payment Default shall have been cured for a period of not less than 90 consecutive days. In any event, notwithstanding the foregoing, no more than one Guarantor Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect. “Guarantor Senior Non-Payment Default” means the occurrence or existence and continuance of an event of default with respect to Guarantor Senior Debt, other than a Guarantor Senior Payment Default, that permits the holders of the Guarantor Senior Debt (or a trustee or other agent on behalf of the holders thereof) then to declare such Guarantor Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

The failure to make any payment under this Guaranty by reason of the provisions of this Section 6(b) will not be construed as preventing the occurrence of an Event of Default with respect to the Loans arising from any such failure to make payment pursuant to the Interim Loan Agreement. Upon termination of any period of Guarantor Payment Blockage Period the applicable Guarantor shall resume making any and all required payments in respect of its Guaranty, including any missed payments.

In the event that, notwithstanding the foregoing, any Guarantor shall make any Guarantee Payment to any Lender prohibited by the foregoing provisions of this Section 6(b), and if such fact shall, at or prior to the time of such Guarantee Payment, have been made known to any given Lender, then and in such event such Guarantee Payment to such Lender shall be paid over and delivered forthwith to the holders of the Guarantor Senior Debt in the same form received and, until so turned over, the same shall be held in trust by such Lender as the property of the holders of the Guarantor Senior Debt.

By reason of such subordination, in the event of insolvency of any Guarantor, unsubordinated creditors of such Guarantor who are not holders of Guarantor Senior Debt or of the Loans may recover less, ratably, than holders of Guarantor Senior Debt and more, ratably, than Lenders. The provisions of this Section 6(b) shall not apply to any Guarantee Payment with respect to which Section 6(a) would be applicable.

(c) Payment Permitted If No Default. Nothing contained in this Section 6 or elsewhere in this Guaranty shall prevent (i) any Guarantor, at any time except during the pendency of any Guarantor Proceeding referred to in Section 6(a) or under the conditions described in Section 6(b), from making Guarantee Payments, or (ii) the retention of such Guarantee Payment by any Lender, if, at the time of such Guarantee Payment it did not have knowledge that such Guarantee Payment would have been prohibited by the provisions of this Section 6.

(d) Subrogation to Rights of Lenders of Guarantor Senior Debt. Only after the payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of Guarantor Senior Debt of any Guarantor, the Lenders shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments and distributions of cash, property and securities applicable to such Guarantor Senior Debt until the principal of (and premium, if any) and interest on the Loans shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Debt of a Guarantor of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 6, and no payments over pursuant to the provisions of this Section 6 to the holders of Guarantor Senior Debt by Lenders, shall, as among such Guarantor, its creditors other than holders of Guarantor Senior Debt of such Guarantor and the Lenders, be deemed to be a payment or distribution by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor.

(e) Provisions Solely to Define Relative Rights. The provisions of this Section 6 are and are intended solely for the purpose of defining the relative rights of the Lenders on the one hand and the holders of Guarantor Senior Debt on the other hand. Nothing contained in this Section 6 or elsewhere in this Guaranty is intended to or shall (i) impair, as among a Guarantor, its creditors other than holders of Guarantor Senior Debt of a Guarantor and the Lenders, the obligation of a Guarantor, which are absolute and unconditional (and which, subject to the rights under this Section 6 of the holders of Guarantor Senior Debt of a Guarantor, are intended to rank equally with all other general secured obligations of a Guarantor), to pay to the Lenders the principal of and interest on the Loans as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against a Guarantor of the Lenders and creditors of a Guarantor other than the holders of Guarantor Senior Debt; or (iii) prevent any Lender from exercising all remedies otherwise permitted by applicable law upon default under this Guaranty, subject to the rights, if any, under this Section 6 of the holders of Guarantor Senior Debt of a Guarantor to receive cash, property and securities otherwise payable or deliverable to such Lender.

(f) No Waiver of Subordination Provisions. No right of any present or future holder of any Guarantor Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms, provisions and covenants of this Guaranty, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Lenders, without incurring responsibility to the Lenders and without impairing or releasing the subordination provided in this Section 6 or the obligations hereunder of the Lenders to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the collection of Guarantor Senior Debt; (iv) settle or compromise any such Guarantor Senior Debt or any other liability of any obligor of such Guarantor Senior Debt to such holder of any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Guarantor Senior Debt) in any manner or order; (v) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Guarantor Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Guarantor Senior Debt or any liability of any obligor to the holders of such Guarantor Senior Debt or any liability issued in respect of such Guarantor Senior Debt; and (vi) exercise or refrain from exercising any rights against any Guarantor and any other Person.

(g) Reliance by Lenders of Guarantor Senior Debt on Subordination Provisions. Each Lender, by making a Loan, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Debt, whether such Guarantor Senior Debt was created or acquired before or after the making of a Loan, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Debt and such holder of such Guarantor Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Debt.

If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Lenders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Guarantor Senior Debt are hereby authorized, and shall have the right (without any duly), to file an appropriate claim on behalf of the Lenders.

7. Termination; Reinstatement. (a) Except as set forth in clauses (b) and (c) of this Section 7, this Guaranty is a continuing and irrevocable guarantee of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are indefeasibly paid in full in cash and any Commitments of the Lenders or Loans provided by the Lenders with respect to the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are terminated.

(b) In the event of any sale or other disposition of all of the Capital Stock of any Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Borrower or a Subsidiary of the Borrower in a transaction that is not prohibited by the Interim Loan Agreement, then such Guarantor will be released and relieved of any obligations under this Guaranty; provided that such sale or other disposition shall be in accordance with Section 8.4 of the Interim Loan Agreement.

(c) Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be received, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any Lender exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lenders in their reasonable discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (“Bankruptcy Law”) or otherwise, otherwise all as if such payment had not been made or such setoff had not occurred and whether or not any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

8. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against each Guarantor or the Borrower under any Bankruptcy Law, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Lenders.

9. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except in accordance with Section 11.1(a) of the Interim Loan Agreement. No failure by any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by any Lender and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of any Lender or any term or provision thereof.

10. Condition of the Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor of the Obligations such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that the Lenders have no duty, and such Guarantor is not relying on the Lenders at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Lenders to disclose such information and any defense relating to the failure to provide the same).

11. Setoff. If and to the extent any payment is not made when due hereunder, each Lender may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with such Lender in accordance with Section 11.6 of the Interim Loan Agreement.

12. Representations and Warranties. Each Guarantor represents and warrants that as of the Effective Date, the representations and warranties set forth in Article IV of the Interim Loan Agreement, as they relate to such Guarantor or to the Guaranty, each of which is incorporated herein by reference, are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

13. GOVERNING LAW; ASSIGNMENT; JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind each Guarantor and its successors and assigns; provided that such Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of each Lender and its successors and assigns and the Lender may, without notice to such Guarantor and without affecting such Guarantor’s obligations hereunder, assign, sell or grant participations in the Obligations and this Guaranty, in whole or in part. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each Guarantor hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding will be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified below or at such other address as from time to time notified by such Guarantor; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

14. Notices. All notices and other communications to each Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to such Guarantor at its address set forth below or at such other address in the United States as may be specified by such Guarantor in a written notice delivered to the Administrative Agent at such office as the Administrative Agent may designate for such purpose from time to time in a written notice to such Guarantor.

For any Guarantor:

c/o Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, TX 75202

Facsimile No.: (469) 893-8600

Attention: General Counsel

15. Additional Guarantors. Each Subsidiary of the Borrower or other Person that is required to become a party to this Guaranty pursuant to Section 7.10 of the Interim Loan Agreement shall become a Guarantor as required by the Interim Loan Agreement for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a joinder agreement in form reasonably satisfactory to the Administrative Agent.

16. Section Titles. The section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between parties hereto, except when used to reference a section.

17. WAIVER OF JURY TRIAL. EACH OF THE LENDERS AND THE GUARANTORS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

[Signature Pages follows]

Executed this 23rd day of March, 2015.

GUARANTORS:

AMERICAN MEDICAL (CENTRAL), INC.

AMI INFORMATION SYSTEMS GROUP, INC.

AMISUB (HEIGHTS), INC.

AMISUB (HILTON HEAD), INC.

AMISUB (SFH), INC.

AMISUB (TWELVE OAKS), INC.

AMISUB OF NORTH CAROLINA, INC.

AMISUB OF SOUTH CAROLINA, INC.

AMISUB OF TEXAS, INC.

ANAHEIM MRI HOLDING, INC. (formerly known as USC UNIVERSITY HOSPITAL, INC. and formerly known as TENET 1500 SAN PABLO, INC.)

ATLANTA MEDICAL CENTER, INC.

BROOKWOOD HEALTH SERVICES, INC.

CGH HOSPITAL, LTD., by: CORAL GABLES HOSPITALS, INC., as general partner

COASTAL CAROLINA MEDICAL CENTER, INC.

COMMUNITY HOSPITAL OF LOS GATOS, INC.

CORAL GABLES HOSPITAL, INC.

CYPRESS FAIRBANKS MEDICAL CENTER, INC.

DELRAY MEDICAL CENTER, INC.

DES PERES HOSPITAL, INC.

DOCTORS HOSPITAL OF MANTECA, INC.

DOCTORS MEDICAL CENTER OF MODESTO, INC.

EAST COOPER COMMUNITY HOSPITAL, INC.

FMC MEDICAL, INC.

FOUNTAIN VALLEY REGIONAL HOSPITAL AND MEDICAL CENTER

FRYE REGIONAL MEDICAL CENTER, INC.

GOOD SAMARITAN MEDICAL CENTER, INC.

HEALTHCARE NETWORK CFMC, INC.

HEALTHCARE NETWORK HOLDINGS, INC.

HEALTHCORP NETWORK, INC.

HEALTHCARE NETWORK LOUISIANA, INC.

HEALTHCARE NETWORK MISSOURI, INC.

HEALTHCARE NETWORK TEXAS, INC.

HEALTH SERVICES NETWORK HOSPITALS, INC.

HEALTH SERVICES NETWORK TEXAS, INC.

HIALEAH HOSPITAL, INC.

HILTON HEAD HEALTH SYSTEM, L.P., by: TENET PHYSICIAN SERVICES – HILTON HEAD, INC., as general partner

JFK MEMORIAL HOSPITAL, INC.

LAKEWOOD REGIONAL MEDICAL CENTER, INC.

LIFEMARK HOSPITALS, INC.

LIFEMARK HOSPITALS OF FLORIDA, INC.

LOS ALAMITOS MEDICAL CENTER, INC.

NEW MEDICAL HORIZONS II, LTD., by: CYPRESS FAIRBANKS MEDICAL CENTER INC., as general partner

NORTH FULTON MEDICAL CENTER, INC.

NORTH SHORE MEDICAL CENTER, INC.

ORNDA HOSPITAL CORPORATION

PALM BEACH GARDENS COMMUNITY HOSPITAL, INC.

PLACENTIA-LINDA HOSPITAL, INC.

SAINT FRANCIS HOSPITAL – BARTLETT, INC.

SIERRA VISTA HOSPITAL, INC.

SLH VISTA, INC.

SPALDING REGIONAL MEDICAL CENTER, INC.

SRRMC MANAGEMENT, INC.

ST. MARY’S MEDICAL CENTER INC.

SYLVAN GROVE HOSPITAL, INC.

TENET 100 MEDICAL CENTER SLIDELL, L.L.C (formerly known as NORTHSHORE REGIONAL MEDICAL CENTER, L.L.C.), by: HEALTHCARE NETWORK LOUISIANA, INC., as sole and managing member

TENET CALIFORNIA, INC.

TENET FLORIDA, INC.

TENET FRISCO, LTD., by: HEALTHCARE NETWORK TEXAS, INC., as general partner

TENET HEALTHSYSTEM HAHNEMANN, L.L.C., by: TENET HEALTHSYSTEM PHILADELPHIA, INC., as managing member

TENET HEALTHSYSTEM MEDICAL, INC.

TENET HEALTHSYSTEM PHILADELPHIA, INC.

TENET HEALTHSYSTEM ST. CHRISTOPHER’S HOSPITAL FOR CHILDREN, L.L.C., by: TENET HEALTHSYSTEM PHILADELPHIA, INC., as managing member

TENET HOSPITALS LIMITED, by: HEALTHCARE NETWORK TEXAS, INC., as general partner

TENET PHYSICIAN SERVICES — HILTON HEAD, INC.

TH HEALTHCARE, LTD., by: LIFEMARK HOSPITALS, INC., as general partner

TWIN CITIES COMMUNITY HOSPITAL, INC.

VHS VALLEY MANAGEMENT COMPANY, INC.

VHS VALLEY HEALTH SYSTEM, LLC, by: VHS VALLEY MANAGEMENT COMPANY, INC., its sole member

VHS BROWNSVILLE HOSPITAL COMPANY, LLC, by: VHS VALLEY HEALTH SYSTEM, LLC, its sole member, by: VHS VALLEY MANAGEMENT COMPANY, INC., its sole member

VHS HARLINGEN HOSPITAL COMPANY, LLC, by: VHS VALLEY HEALTH SYSTEM, LLC, its sole member, by: VHS VALLEY MANAGEMENT COMPANY, INC., its sole member

WEST BOCA MEDICAL CENTER, INC.

HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC

VHS ACQUISITION CORPORATION

VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.

VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.

VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.

VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.

VHS CHILDREN’S HOSPITAL OF MICHIGAN, INC.

VHS DETROIT RECEIVING HOSPITAL, INC.

VHS HARPER-HUTZEL HOSPITAL, INC.

VHS HURON VALLEY-SINAI HOSPITAL, INC.

VHS OF ARROWHEAD, INC.

VHS OF ILLINOIS, INC.

VHS REHABILITATION INSTITUTE OF MICHIGAN, INC.

VHS SAN ANTONIO PARTNERS, LLC, by: VHS ACQUISITION SUBSIDIARY NUMBER 5, INC., its managing member, and VHS HOLDING COMPANY, INC.

VHS SINAI-GRACE HOSPITAL, INC.

VHS WEST SUBURBAN MEDICAL CENTER, INC.

VHS WESTLAKE HOSPITAL INC.

VHS OF PHOENIX, INC.

VANGUARD HEALTH FINANCIAL COMPANY, LLC

VANGUARD HEALTH HOLDING COMPANY I, LLC

VANGUARD HEALTH HOLDING COMPANY II, LLC

VANGUARD HEALTH MANAGEMENT, INC.

VANGUARD HEALTH SYSTEMS, INC.

VHS OF MICHIGAN, INC.

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy

Title:	Treasurer

DESERT REGIONAL MEDICAL CENTER, INC.

DOCTORS MEDICAL CENTER OF MODESTO, INC.

LOS ALAMITOS MEDICAL CENTER, INC.

SAN RAMON REGIONAL MEDICAL CENTER, LLC (as successor by merger to SAN RAMON REGIONAL MEDICAL CENTER, INC.)

By:	/s/ James E. Snyder, III

Name:	James E. Snyder, III

Title:	Assistant Treasurer

ADMINISTRATIVE AGENT:

BARCLAYS BANK PLC,

as Administrative Agent

By:	/s/ Craig J. Malloy

Name:	Craig J. Malloy

Title:	Director